UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
December 29, 2021

PLANTRONICS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	POLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2021, Plantronics, Inc. (the “Company” or “Poly”) entered into Amendment No. 3 to Credit Agreement (“Amendment No. 3”) by and among the Company, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, which amends that certain Credit Agreement, dated as of July 2, 2018 (as previously amended by Amendment Nos. 1 and 2, the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.

Amendment No. 3 amends the Credit Agreement to, among other things, increase the maximum Secured Net Leverage Ratio (as defined in the Credit Agreement) permitted under the Credit Agreement to 3.75 to 1.00 as of the end of any fiscal quarter ending during the period beginning on January 2, 2022 through December 31, 2022 and to 3.00 to 1.00 as of the end of any fiscal quarter ending thereafter, except that the maximum Secured Net Leverage Ratio shall be deemed to be 3.00 to 1.00 at all times for purposes of determining pro forma compliance with each Specified Pro Forma Financial Covenant Test (as defined in the Credit Agreement). Additionally, Amendment No. 3 modifies calculation of the Secured Net Leverage Ratio solely for purposes of determining compliance with Section 7.11(a) of the Credit Agreement for any fiscal quarter ending between January 2, 2022 through December 31, 2022 (and not for purposes of determining compliance with any Specified Pro Forma Financial Covenant Test) by amending the definition of Consolidated EBITDA (as defined in the Credit Agreement) to (a) limit the aggregate amount added back pursuant to clause (vii) thereof (relating to certain acquisition expenses) to the greater of $30,000,000 and 10% of Consolidated EBITDA for such Measurement Period (as defined in the Credit Agreement) (calculated before giving effect to any such expenses to be added back pursuant to such clause (vii) for such Measurement Period), (b) limit the aggregate amount added back pursuant to clause (vii) thereof in respect of integration expenses related to the Polycom Acquisition (as defined in the Credit Agreement) to $30,000,000, and (c) limit the aggregate amount added back pursuant to clause (viii) thereof (relating to certain non-recurring or unusual items reducing consolidated net income) to the greater of $30,000,000 and 10% of Consolidated EBITDA for such Measurement Period (calculated before giving effect to any such items to be added back pursuant to such clause (viii) for such Measurement Period).

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits    The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Number	Description
10.1	Amendment No. 3 to Credit Agreement, dated as of December 29, 2021, by and among Plantronics, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 29, 2021	PLANTRONICS, INC.

		By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer